Exhibit 99.1

345 Inverness Drive South Building C, Suite 310 Englewood, CO 80112	t 303-858-8358 f 303-858-8431 gevo.com

Gevo Provides Business Update and Announces Progress on Business Objectives

ENGLEWOOD, Colo. – July 15, 2026 – Gevo, Inc. (NASDAQ: GEVO), a leader in renewable fuels, chemicals and carbon management, today updated its recent progress on its business objectives.

During the second quarter of 2026, Gevo executed against objectives to unlock better-than-expected growth that is anticipated to meaningfully improve non-GAAP Adjusted EBITDA1 by potentially more than double its previous estimates for 2026. The company expects to benefit from, among other things, unlocking valuable new carbon pathways for our biofuels, increasing our production from debottlenecking our operations and implementing cost improvements.

“We continue to deliver solid progress on recognizing greater value from our commodities, carbon business and incentives,” said Chief Executive Officer Paul Bloom. “Our actions taken in the second quarter demonstrated that our carbon strategy is working to deliver increased value for our shareholders from our operating assets, while also advancing our growth objectives.”

Recent highlights include:

❖	Unlocking Adjusted EBITDA growth:

o	Opened new high-value compliance carbon market opportunities with the completion of the company’s Canada Clean Fuel Regulation (CFR) carbon intensity pathway for its low-carbon ethanol with carbon capture and sequestration (CCS). The company has initiated sales of CFR credits associated with volumes previously delivered to that market. We expect sales under this new pathway to be included in the company’s third-quarter 2026 financial results.

o	Notable repeat business in voluntary carbon dioxide removal (CDR) credit market with credits representing 8,500 tons of carbon dioxide equivalent retired by Nasdaq, Inc. The company was also featured in that customer’s recent corporate sustainability report.

o	Continued growth in compliance and voluntary carbon market sales is supporting returns from Gevo’s “carbon arbitrage” strategy and strengthening the company’s carbon business.

o	Enabled direct purchasing of voluntary CDR credits from Gevo through the launch of www.gevocarbon.com.

o	Targeting monetization of more than $70 million in Section 45Z tax credits during 2026 as a result of continued low-carbon ethanol and renewable natural gas (RNG) production and improvements in the carbon intensity of those products. We expect the company’s financial results for the second half of the year to reflect the cash proceeds from these monetizations.

o	Sales growth from low-carbon racing fuel blendstock for high-end motorsports and demonstration-scale sustainable aviation fuel (SAF) production, which has expanded to serve a broader customer base. This business line is expected to generate positive operating margins this year.

❖	Operational excellence and cost improvement:

o	Debottlenecking of Gevo North Dakota to increase low-carbon ethanol production to 75 million gallons per year is underway and targeting completion in 2026.

▪	This project is on track and on budget to deliver an expected 10-15% growth in low-carbon ethanol, coproducts, CCS and associated incentives for Gevo North Dakota starting in 2027.

▪	No expected unplanned downtime in production is required for the additional capacity upon completion.

o	Continued progress on expansion of Gevo North Dakota to produce approximately 150 million gallons per year of low-carbon ethanol.

▪	Expansion project expected to double output, carbon capture and revenue estimates from existing Gevo North Dakota segment.

▪	Engineering, permitting and initial equipment procurement for the expansion project are underway, with targeted completion in 2028 once financing is complete and construction commences.

▪	Financing of the expansion is targeted to be completed in the second half of 2026, including the previously announced arrangement with Ara Energy.

o	Production of RNG exceeded budgeted amounts during the second quarter and is averaging approximately 106% of expected production for the year.

o	Full operation and utilization of the development assets the company operates in partnership with Trecora Hydrocarbons, LLC in Silsbee, Texas, where the company produces its racing and specialty fuel products, converting this business activity from a cost center in 2025 to an expected profit center in 2026.

o	Implementing cost optimization initiatives which are expected to yield corporate run-rate reductions of greater than $5 million in 2026.

❖	Continued progress on SAF:

o	Finished FEL-3 engineering for Project Northstar (also known as ATJ-30) with an estimated capital expense of construction of approximately $600 million (plus or minus a typical 10% uncertainty).

▪	Very favorable results from the underlying alcohol-to-jet process modules, which was within 2% of the previous FEL-2 estimate. These modules are not site-specific and we believe enable deployment in a repeatable fashion at other locations in the future.

▪	Site-specific capital expenses increased by approximately $100 million, driven by higher civil engineering requirements due to the soil type at the Gevo North Dakota location and a significant increase in estimated shipping and logistics costs for equipment. Depending on the location of future plants, these costs could be greater or less based on the specific site.

o	Making progress to achieve the balance of SAF contracts needed to achieve FID in the second half of the year.

o	Financeable SAF demand in the United States is growing with support from state SAF tax credits and low-carbon fuel standards. Colorado (tax credit), Hawaii (low carbon fuel standard (LCFS)), Kentucky (tax credit), Massachusetts (tax credit), Minnesota (expanded tax credit) and New Mexico (implemented LCFS) combined consume nearly 3 billion gallons of jet fuel pear year, according to data from the U.S. Energy Information Administration, and they are implementing or extending SAF credits or low carbon fuel programs this year that are expected to help increase demand for SAF in North America.

o	The company is considering the exiting and winding down of all activities related to SAF production in Lake Preston, South Dakota to focus completely on Project Northstar at Gevo North Dakota. For any wind down of activities in Lake Preston, we would expect to have significant non-cash write-downs associated with that project. We do not anticipate any further cash expenditures associated with the Lake Preston project.

The company expects to report second quarter 2026 earnings on August 6.

About Gevo

Gevo is a diversified energy company committed to fueling America’s future with cost-effective, drop-in fuels that contribute to energy security, abate carbon, and strengthen rural communities to drive economic growth. Gevo’s innovative technology can be used to make a variety of renewable products, including SAF, motor fuels, chemicals, and other materials that provide U.S.-made solutions. Gevo’s business model includes developing, financing, and operating production facilities that create jobs and revitalize communities. Gevo owns and operates an ethanol plant with an adjacent CCS facility and Class VI carbon-storage well. Gevo also owns and operates one of the largest dairy-based renewable natural gas (RNG) facilities in the United States, turning by-products into clean, reliable energy. Additionally, Gevo developed the world’s first production facility for specialty alcohol-to-jet (ATJ) fuels and chemicals operating since 2012. Gevo is currently developing the world’s first large-scale ATJ facility to be co-located at our North Dakota site. Gevo’s market-driven “pay-for-performance” approach regarding carbon and other sustainability attributes helps deliver value to our local economies. Through its Verity subsidiary, Gevo provides transparency, accountability, and efficiency in tracking, measuring, and verifying various attributes throughout the supply chain. By strengthening rural economies, Gevo is working to secure a self-sufficient future and to make sure value is brought to the market.

For more information, please go to www.gevo.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, including, without limitation, the expected carbon market and related sales; benefits related to our Canadian CFR pathway, results of the racing fuel and demonstration-scale SAF project, sales of our Section 45Z tax credits, growth from the progress at Gevo North Dakota, results of cost-optimization initiatives, the ethanol expansion project at Gevo North Dakota and expected timing of completion, ability to secure financing for our expansion projects, progress on SAF offtake agreements, growth of the SAF market in North America, our capital expenditure expectations, our business plans, our business development activities, financial projections related to our business, and other statements that are not purely statements of historical fact. These forward-looking statements are made based on the current beliefs, expectations, and assumptions of the management of Gevo and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and Gevo undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although Gevo believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Gevo in general, see the risk disclosures in our most recent Annual Report on Form 10-K and in subsequent reports on Forms 10-Q and 8-K and other filings made with the U.S. Securities and Exchange Commission by Gevo.

1 Adjusted EBITDA is a non-GAAP measure calculated by adding back depreciation and amortization, allocated intercompany expenses for shared service functions, non-cash stock-based compensation, non-cash impairment charges, leadership related transition expenses, the change in fair value of derivative instruments and other non-recurring expenses to GAAP loss from operations. A reconciliation of Adjusted EBITDA to GAAP loss from operations is provided in the financial statement tables in our latest quarterly earnings release.

Media Contact

PR@gevo.com

Investor Contact

Eric Frey

Vice President of Finance and Strategy

IR@Gevo.com

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